Exhibit 4.4


THIS COMMON STOCK PURCHASE WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS COMMON STOCK PURCHASE WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE
SECURITIES LAWS, AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, OFFERED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

No.  WLP - ____

      Certificate for ____________________ Common Stock Purchase Warrants
                 EXERCISABLE COMMENCING ON THE DATE OF ISSUANCE
                       HEREOF (JUNE ___, 1996) AND ENDING
                             AT THE EXPIRATION TIME

                         SILVER DINER DEVELOPMENT, INC.
                             a Delaware corporation

                    COMMON STOCK PURCHASE WARRANT CERTIFICATE


         THIS  CERTIFIES  that                                 whose  address is
                                                                  or  registered
assigns is the registered holder (the "Warrantholder") of the number of common stock purchase warrants (the "Warrants") set forth above, each of which represents the right to purchase one fully paid and non-assessable share of common stock, par value $.00074 per share (the "Common Shares"), of Silver Diner Development, Inc., a Delaware corporation (the "Company"), at the exercise price of $8.00 per share (the "Exercise Price"), at any time prior to the Expiration Time hereinafter referred to, by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon duly executed, at the Company's principal executive office (the "Office"), and by paying in full the Exercise Price, plus transfer taxes, if any, in United States currency by certified check, bank cashier's check or money order payable to the order of the Company.

         Section 1.        Duration and Exercise of Warrants.

                  1.1. The Warrants represented by this Warrant Certificate shall be immediately exercisable and shall expire at 5:00 p.m. New York City time, on the earlier of (i) January 31, 1998 or (ii) the 30th day following closing on the first public offering by the Company of shares of its Common Stock covered by a Form S-1 Registration Statement filed with and declared effective by the Securities and Exchange Commission occurring on or after June 30, 1997 (the "Expiration Time"). Any Warrant Certificate not surrendered to the Company for exercise prior to the Expiration Time shall be void.


                  1.2. Subject to the provisions of this Warrant Certificate, after the date of this Warrant Certificate and prior to the Expiration Time, the Warrantholder shall have the right to purchase from the Company the number of Common Shares specified above at the Exercise Price.

In order to exercise such right, the Warrantholder shall surrender the Warrant Certificate(s) evidencing such Warrants to the Company at the Office with the form of Election to Purchase set forth hereon duly completed and signed, and shall tender payment in full of the Exercise Price to the Company for the Company's account, together with such taxes as are specified in Section 4 hereof, for each Common Share with respect to which such Warrants are being exercised. Such Exercise Price and taxes shall be paid in full by certified check, bank cashier's check or money order, payable in United States currency to the order of the Company. In addition, if the Common Shares deliverable upon exercise have not been registered pursuant to the Securities Act, the Warrantholder shall deliver a duly executed certificate substantially in the form of Exhibit A hereto.

                  1.3. The Warrants evidenced by this Warrant Certificate shall be exercisable only in multiples of one (l) Warrant. If less than all of the Warrants evidenced by this Warrant Certificate are exercised at any time prior to the Expiration Time, a new Warrant Certificate(s) shall be issued to the Warrantholder, or his duly authorized assigns, by the Company for the remaining number of Warrants evidenced by the Warrant Certificate so surrendered.

                  1.4. The Warrants evidenced by this Warrant Certificate may not be exercised if such exercise would constitute a violation of any applicable Federal or state statute or regulation or if any required approval of a governmental authority having jurisdiction shall not have been secured. The
Company shall be entitled to require as a condition to exercise that the Warrantholder make such representations as are necessary to demonstrate compliance with Federal and applicable state securities laws. If at any time on or after June 30, 1997 the Company shall determine to register under the Securities Act of 1933 any of its Common Shares for its own account or for the account of others (other than the Warrantholders), other than a registration relating solely to employee benefit plans or a registration relating solely to a Commission Rule 145 transaction, or a registration on any registration form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Common Shares issuable upon exercise of the Warrants, the Company will include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all Common Shares held by a Warrantholder upon exercise of Warrants for which the Company has received written notice from such Warrantholder. If the Company has not effected a registration pursuant to the preceding sentence by June 30, 1998, then on or after such date the Warrantholders holding a majority of the Common Shares issued upon exercise thereof have the right to send written notice to the Company requiring the Company to register the Common Shares issued upon exercise of the Warrants. Upon receipt of such written request, the Company shall have 90 days to file with the Securities and Exchange Commission a registration statement on Form S-3 for registration of such Common Shares. Once this right has been exercised, no Warrantholder will have any further registration rights. The Company will pay the legal, accounting and other fees and costs associated with including the Common Shares issuable on exercise of the Warrants in any such registration statements.

         Section 2. Issuance of Share Certificates. Upon surrender of this Warrant Certificate and payment of the Exercise Price, and, if the Common Shares deliverable on exercise have not been registered under the Securities Act, upon delivery of a certificate in the form of Exhibit A hereto, the Company shall issue certificates representing Common Shares ("Share Certificates") for the number of full Common Shares to which the holder of such Warrants is entitled, registered in accordance with the instructions set forth in the Election to Purchase. If such Common Shares have not been registered under the Securities Act, the Share Certificates shall bear a legend substantially similar to the legend on this Warrant Certificate.

         Section 3. Adjustment of Exercise Price and Number of Common Shares Purchasable per Number of Warrants. The Exercise Price and the number of Common Shares purchasable upon the exercise of each Warrant are subject to adjustment from time to time upon the occurrence of the events specified in this Section 3:

                  3.1. If the Company at any time after the date of this Warrant Certificate (i) declares a dividend or makes a distribution on the outstanding Common Shares payable in Common Shares, (ii) subdivides or reclassifies the outstanding Common Shares into a greater number of shares or (iii) combines or reclassifies the outstanding Common Shares into a smaller number of Common Shares, the Exercise Price in effect immediately after the record date for such dividend or distribution or at the effective date of such subdivision, combination or reclassification, shall be adjusted to equal the quotient obtained by multiplying the Exercise Price in effect immediately prior to such date by a fraction, the numerator of which shall be the number of Common Shares outstanding immediately prior to such dividend, distribution, subdivision, combination or reclassification, and the denominator of which shall be the number of Common Shares outstanding immediately after such dividend, distribution, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

                  3.2. If at any time, as a result of an adjustment made pursuant to Subsections 3.1 and 3.4, the holder of any Warrant thereafter exercised shall become entitled to receive any additional Common Shares (the "New Shares"), thereafter the number of such New Shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Shares contained in subsection 3.1, and the provisions of this Warrant Certificate with respect to the Common Shares shall apply on like terms to any such New Shares.

                  3.3. All calculations of the Exercise Price under this Section 3 shall be made to the nearest one hundredth of a cent. No adjustment in the Exercise Price in accordance with the provisions of subsection 3.1 hereof need be made if such adjustment, together with other adjustments carried forward pursuant to this subsection 3.3, would amount to a change in such Exercise Price of less than 1%; provided, however, that the amount by which any adjustment is not made by reason of this subsection 3.3 shall be carried forward and taken into account at the time of any subsequent adjustment in the Exercise Price.

                  3.4. Unless the Company shall have exercised its election as provided in subsection 3.5, upon each adjustment of the Exercise Price as a result of the calculations made in subsection 3.1, each Warrant outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Exercise Price that number of Common Shares obtained by (i) multiplying (A) the number of Common Shares purchasable upon exercise of a Warrant immediately prior to such adjustment of the Exercise Price by (B) the Exercise Price in effect immediately prior to such adjustment of the Exercise Price and (ii) dividing the product so obtained by the Exercise Price in effect immediately after such adjustment of the Exercise Price.

                  3.5. The Company may elect, on or after the date of any adjustment of the Exercise Price, to adjust the number of Warrants in substitution for an adjustment in the number of Common Shares purchasable upon the exercise of a Warrant as provided in subsection 3.4.

                  3.6. In case of any reorganization of the Company, or in case of the consolidation or merger of the Company with or into any other legal entity or of the sale of the properties and assets of the Company as, or substantially as, an entirety to any other legal entity (collectively, "Reorganizations"), each Warrant shall after such Reorganization be exercisable, upon the terms and conditions specified in this Warrant Certificate, for the stock or other securities or property (including cash) to which a holder of the number of Common Shares purchasable (at the time of such Reorganization) upon exercise of such Warrant would have been entitled upon such Reorganization if such Warrant had been exercised in full immediately prior to such Reorganization; and in any such case, if necessary, the provisions set forth in this Section 3 with respect to the rights and interests thereafter of the holders of the Warrants shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any such stock or other securities or property thereafter deliverable upon exercise of the Warrants. The Company shall not effect any such Reorganization unless prior to or simultaneously with the consummation thereof the successor (if other than the Company) resulting from such Reorganization or the legal entity purchasing such assets shall assume, by written instrument executed and delivered to the holder of each Warrant, the obligation to deliver to the holder of each Warrant such stock, securities or assets as, in accordance with the foregoing provisions, such holders may be entitled to purchase, and the other obligations under this Warrant Certificate.


         Section 3.7. Fractional Shares. Upon exercise of the Warrants represented by this Warrant Certificate, no fractional Common Shares will be issued. If all of the Warrants are exercised, each holder of a fractional interest in Common Shares will be entitled to receive a cash payment in lieu of such fractional amount based on the current market price of a Common Share. The current market price shall be the last sale price of the Common Shares, as reported on the Nasdaq National Market System, on the last business day prior to the date of exercise or, if no such sale is made on such day, the average of the closing bid and asked prices for such day. If the number of Warrants exercised is less than all of the Warrants represented by this Warrant Certificate, the number of Common Shares issued upon such exercise shall be rounded to the nearest whole Common Share and a new Warrant Certificate representing the number of Warrants remaining after such exercise shall be issued to the holder of this Warrant Certificate or to such other person as such holder shall direct.

         Section 4. Payment of Taxes. The Company will pay all taxes (other than income taxes) and charges that may be imposed by the United States of America or any state or territory thereof ("Taxes") attributable to the initial issuance of Common Shares upon the exercise of Warrants prior to the Expiration Time; provided, however, that the Company shall not be required to pay any Taxes which may be payable in respect of any transfer involved in the issuance of any Warrant Certificates or any Share Certificates in a name other than that of the Warrantholder of record surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such Share Certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such Taxes or shall have established to the satisfaction of the Company that such Taxes have been paid.


         Section 5.        Registration.

                  5.1. This Warrant Certificate shall be registered in the name of the record holder to whom it is distributed; and the Company shall maintain a list showing the name, address and number of Warrants held by each of the Warrantholders of record.

                  5.2. The Company may deem and treat the Warrantholder of record as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing thereon made by anyone) for the purpose of any exercise thereof and any distribution to the holder thereof and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         Section 6.        Registration of Transfers and Exchanges.

                  6.1. The Company shall register the transfer of this Warrant Certificate upon the records to be maintained by it for that purpose, upon surrender of this Warrant Certificate accompanied (if so required by the Company) by (i) a written instrument or instruments of transfer in form satisfactory to the Company, duly executed by the registered holder(s) thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, and (ii) an opinion of counsel, reasonably satisfactory to the Company, that such transfer is exempt from registration under the Securities Act. Upon any such registration or transfer, a new Warrant Certificate shall be issued to the transferee, and the surrendered Warrant Certificate shall be cancelled by the Company.

                  6.2. This Warrant Certificate may be exchanged at the option of the holder, when surrendered to the Company at the Office, for another Warrant Certificate or other Warrant Certificates of like tenor and representing in the aggregate a like number of Warrants. Warrant Certificates surrendered for exchange, transfer or exercise shall be cancelled by the Company.

         Section 7. Mutilated or Missing Warrant Certificates. In case this Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Company shall issue and deliver, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for any Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of such Warrant Certificate and an indemnity or bond, if requested, also satisfactory to the Company. Applicants for such substitute Warrant Certificate shall also comply with such other reasonable charges as the Company may prescribe.

         Section 8.        Notices.

                  8.1. Any notice or demand authorized by this Warrant Certificate to be given or made by the Warrantholder to or on the Company shall be in writing and shall be sufficiently given or made if personally delivered or sent by mail or by telegram or telex confirmed by letter addressed (until another address is given in writing by the Company) to the Office.

                  8.2. Any notice pursuant to this Warrant Certificate to be given by the Company to the Warrantholder shall be in writing and shall be sufficiently given if personally delivered or sent by mail or telegram or telex confirmed by letter, addressed (until another address is filed in writing by the Warrantholder with the Company) to the address specified in the Warrant register maintained by the Company.

         Section 9. Rights of Warrantholders; Voting. Nothing contained in this Warrant Certificate shall be construed as conferring upon the Warrantholder any of the rights of a stockholder of the Company, including without limitation the right to vote, to receive dividends and other distributions, to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company.

         Section 10. Supplements and Amendments. The Company may from time to time supplement or amend this Warrant Certificate without the consent or concurrence of the Warrantholder in order to cure any ambiguity, manifest error or other mistake in this Warrant Certificate, or to make provision in regard to any matters or questions arising hereunder which the Company may deem necessary or desirable and which shall not adversely affect, alter or change the interests of the Warrantholder.

         Section 11. Warrant Agent. The Company may, by written notice to the Warrantholder, appoint an agent for the purpose of issuing Common Shares on the exercise of the Warrants, exchanging Warrants, replacing Warrants or any of the foregoing, and thereafter any such issuance, exchange or replacement shall be made at such office by such agent.

         Section 12. Successors. All the representations, warranties, covenants and provisions of this Warrant Certificate by or for the benefit of the Company or the Warrantholder shall bind and inure to the benefit of their respective successors and assigns hereunder.

         Section 13. Governing Law. This Warrant Certificate shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed in accordance with the laws of said State, regardless of the laws that might be applied under applicable principles of conflicts of laws.

         Section 14. Benefits of This Warrant Certificate. Nothing in this Warrant Certificate shall be construed to give to any person or entity other than the Company and the Warrantholder any legal or equitable right, remedy or claim under this Warrant Certificate, and this Warrant Certificate shall be for the sole and exclusive benefit of the Company and the Warrantholder.

         Section 15. Interpretation. The headings contained in this Warrant Certificate are for reference purposes only and shall not affect in any way the meaning or interpretation of this Warrant Certificate.

         Section 16. Invalidity of Provisions. If any provision of this Warrant Certificate is or becomes invalid, illegal or unenforceable in any respect, such provision shall be amended to the extent necessary to cause it to express the intent of the parties and be valid, legal and enforceable. The amendment of such provision shall not affect the validity, legality or enforceability of any other provision hereof.

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed.

                                                 SILVER DINER DEVELOPMENT, INC.

Attest:


                                                 By:
                   , Secretary                   Name:    Robert T. Giaimo
                                                 Title:   President

                              ELECTION TO PURCHASE


         The undersigned hereby irrevocably elects to exercise ____________________ of the Warrants represented by this Warrant Certificate and to purchase the Common Shares issuable upon the exercise of said Warrants, and requests that Certificates for such shares be issued and delivered as follows:

ISSUE TO:

                  (Name)


                  (Address, Including Zip Code)


                  (Social Security or Tax Identification Number)

DELIVER TO:

                  (Name)

                  at
                           (Address, Including Zip Code)

         If the number of Warrants hereby exercised is less than all the Warrants represented by this Warrant Certificate, the undersigned requests that a new Warrant Certificate representing the number of full Warrants not exercised be issued and delivered as set forth above or otherwise as the undersigned shall direct in writing.

         In full payment of the purchase price with respect to the Warrants exercised and transfer taxes, if any, the undersigned hereby tenders payment of $_______________ by certified check,




bank cashier's check or money order payable in United States currency to the order of the Company.

Dated:  ____________________, 19__



                             Signature
                             (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate)

                             PLEASE INSERT SOCIAL SECURITY OR TAX
                             IDENTIFICATION NUMBER OF HOLDER




                             SIGNATURE GUARANTEE(S)
                        (See Instructions 1 and 2 below)
Authorized Signature

Name
                                 (Please Print)
Name of Firm

Address



Area Code and Telephone No.

Dated:                              , 199


         1. No signature  guarantee on this  Election to Purchase is required if
(i) this Election to Purchase is signed by the registered holder(s) (whose name(s) appears on this Warrant Certificate) of the Warrants being exercised hereby, unless such holder(s) have requested that the Common Shares issuable pursuant to this exercise be issued in the name of a person or persons, other than the name(s) of the registered holder(s) or be delivered to an address different from that of the registered holder(s) appearing on this Warrant Certificate or (ii) the Common Shares are to be issued for the account of a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of a recognized Medallion Program approved by The Securities Transfer Association Inc. (an "Eligible Institution"). In all other cases, all signatures on this Election to Purchase must be guaranteed by an Eligible Institution.

         2. If a new Warrant Certificate is issued as a result of the exercise of less than all of the Warrants represented by this Warrant Certificate, the Company, in its discretion, may require that the registered holder(s) have the signature(s) of such holder(s) guaranteed by an Eligible Institution on the instrument requesting such issuance.

                THE SALE, TRANSFER OR ASSIGNMENT OF THE WARRANTS REPRESENTED BY
THE  WITHIN  CERTIFICATE  IS  RESTRICTED.    SEE  SECTION  6.1  OF  THE WARRANT
CERTIFICATE.

                                   ASSIGNMENT


         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned represented by the within Warrant Certificate, with respect to the number of Warrants set forth below:

   Name of              Social Security No.                        No. of
   Assignee                  or Tax I.D.           Address        Warrants








and does hereby irrevocably constitute and appoint __________________________________ Attorney, to make such transfer on the books of Silver Diner Development, Inc. maintained for that purpose, with full power of substitution in the premises.



Dated:  ____________________, 19__




                           Signature

                           (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate)

                                    EXHIBIT A

                        FORM OF STOCKHOLDERS CERTIFICATE

         The undersigned (the "Purchaser") is exercising the warrants (the "Warrants") tendered with this certificate, and in connection with such exercise, hereby certifies to Silver Diner Development, Inc. (the "Company") that the Purchaser understands and agrees that:

         1. The shares of common stock of the Company (the "Common Shares") deliverable upon exercise of the Warrants are not registered pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and the offering and sale of the Common Shares is intended to be exempt from registration under the Securities Act;

         2. The Common Shares to be acquired by the Purchaser pursuant to exercise of the Warrants are being acquired for its own account and without a view to the distribution of such Common Shares or any interest therein; provided that (i) this representation shall not prejudice the Purchaser's right at all times to sell or otherwise dispose of all or any part of the Common Shares so acquired by the Purchaser pursuant to a registration under the Securities Act or an exemption from such registration available under the Securities Act and (ii) the disposition of the Purchaser's property shall be at all times within its control;

         3. The Purchaser (i) either alone or with such Purchaser's purchase representative, has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Common Shares, (ii) is capable of bearing the economic risks of such investment, (iii) is able to bear a complete loss of its investment in the Common Shares and (iv) has a net worth, less home, furnishings and automobiles, equal to at least ten times the price paid by the Purchaser for the Common Shares acquired pursuant to this exercise of Warrants;

         4. The Purchaser represents and warrants that the Company has made available to the Purchaser or its agents all documents and information relating to an investment in Common Shares requested by or on behalf of the Purchaser; and

         5. All Common Shares issued on delivery of this certificate shall bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, OFFERED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

         In witness whereof, the Purchaser has caused this Certificate to be duly executed on this ____ day of ____________, ____.

                                                     [Name of Purchaser]



                                       By:
                                             Name:
                                             Title:



                                       A-2